UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2024

NEUROBO PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Concord Avenue, Suite 210 Cambridge, Massachusetts	02138
(Address of principal executive offices)	(Zip Code)

(857) 702-9600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRBO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2024, the Board of Directors (the “Board”) of NeuroBo Pharmaceuticals, Inc. (the “Company”) adopted a First Amendment (the “First Amendment to 2022 EIP”) to the NeuroBo Pharmaceuticals, Inc. 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan”). On June 7, 2024, at the Annual Meeting (as defined below), the stockholders of the Company approved the First Amendment to 2022 EIP.

Pursuant to the terms and conditions of the First Amendment to 2022 EIP, the 2022 Equity Incentive Plan was amended to:

●	automatically increase on January 1st of each year for a period of eight years commencing on January 1, 2025 and ending on (and including) January 1, 2032, the aggregate number of shares of Common Stock that may be issued pursuant to Awards (as defined in the 2022 Equity Incentive Plan) to an amount equal to 10% of the Fully Diluted Shares (as defined in the 2022 Equity Incentive Plan) as of the last day of the preceding calendar year, provided, however that the Board may act prior to the effective date of any such annual increase to provide that the increase for such year will be a lesser number of shares of Common Stock; and
●	increase the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options (as defined in the 2022 Equity Incentive Plan) to 1,000,000 shares of the Common Stock plus the amount of any increase in the number of shares that may be available for issuance pursuant to the annual increase described above, but in no event more than 15,000,000 shares of the Common Stock issued as Incentive Stock Options.

A copy of the First Amendment to 2022 EIP is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.Submission of Matters to a Vote of Security Holders.

At the annual meeting (the “Annual Meeting”) of stockholders the Company, held on June 7, 2024, the Company’s stockholders (i) elected three Class II directors to the Company’s Board of Directors, each to serve three-year terms until the 2027 annual meeting of stockholders, (ii) ratified the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 and (iii) approved the First Amendment to 2022 EIP, effective as of June 7, 2024.

At the Annual Meeting, the total number of shares represented in person or by proxy was 3,704,835, or 75.5%, of the 4,906,002 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting as of the April 24, 2024 record date.

The voting results at the Annual Meeting are shown below:

Proposal 1—Election of three Class II directors, each to serve three-year terms until the 2027 annual meeting of stockholders and until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal.

Class I Nominees	Votes For	Votes Withheld	Broker Non-Votes
Jason L. Groves	3,041,064	12,600	651,171
Hyung Heon Kim	3,049,579	4,085	651,171
Andrew Koven	3,011,947	41,717	651,171

Proposal 2—Ratification of the Appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Votes For	Votes Against	Votes Abstain/Withheld
3,687,022	14,705	3,108

Proposal 3—Approval of a first amendment to the NeuroBo Pharmaceuticals, Inc. 2022 Equity Incentive Plan.

Votes For	Votes Against	Votes Abstain/Withheld	Broker Non-Votes
2,953,825	96,317	3,522	651,171

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	First Amendment to the NeuroBo Pharmaceuticals, Inc. 2022 Equity Incentive Plan, effective as of June 7, 2024.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROBO PHARMACEUTICALS, INC.

Date: June 7, 2024	By:	/s/ Hyung Heon Kim
Hyung Heon Kim
President and Chief Executive Officer